EXHIBIT 31.2

CERTIFICATION BY CHIEF FINANCIAL OFFICER

PURSUANT TO RULES 13a-14 AND 15d-14

OF THE SECURITIES EXCHANGE ACT OF 1934

(Section 302 of the Sarbanes-Oxley Act of 2002)

I, Dudley R. Anderson, certify that:

1.             I have reviewed this quarterly report on Form 10-QSB of Burzynski Research Institute, Inc. (“BRI”);

2.             Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.             Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of BRI as of, and for, the periods presented in this quarterly report;

4.             BRI’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for BRI and have:

(a)           Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to BRI is made known to me by others within those entities, particularly during the period in which this report is being prepared;

(b)           Evaluated the effectiveness of BRI’s disclosure controls as of a date within 90 days prior to the filing date of this quarterly report (the “Evaluation Date”); and

(c)           Presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.             BRI’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to BRI’s auditors and BRI’s board of directors (or persons performing the equivalent functions of an audit committee):

(a)           All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect BRI’s ability to record, process, summarize and report financial information; and

(b)           Any fraud, whether or not material, that involves management or other employees who have a significant role in BRI’s internal control over financial reporting; and

6.             BRI’s other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: July 13, 2005	/s/ DUDLEY R. ANDERSON
Dudley R. Anderson
Chief Financial Officer